UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)

As previously disclosed by Marin Software Incorporated (the “Company”), in order to help address and respond to the recent and anticipated effects of the COVID-19 pandemic on its business, on May 20, 2020, the Board of Directors of the Company (the “Board”) approved, effective as of June 1, 2020, a reduction of 20% to the annual base salaries of each of Christopher Lien, the Company’s Chief Executive Officer (“CEO”) and principal executive officer, Robert Bertz, the Company’s Chief Financial Officer (“CFO”) and principal financial officer, and Wister Walcott, the Company’s Executive Vice President, Product and Technology (“EVP” and together with the CEO and CFO, the “NEOs”), each of whom is a named executive officer disclosed in the Summary Compensation Table included in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 16, 2020.

On August 11, 2020, the Board approved revising such previous reductions to the annual base salaries of the NEOs from 20% of their previous annual base salaries to 10% of their previous annual base salaries, effective as of August 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: August 11, 2020	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer

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